UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 30, 2019
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant's telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	EML	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 30, 2019, The Eastern Company (the "Company") entered into the Stock Purchase Agreement identified under Item 2.01 to this Current Report on Form 8-K.  The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.  On August 30, 2019, the Company entered into the Credit Agreement identified under Item 2.03 to this Current Report on Form 8-K.  The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 30, 2019, the Company and its newly-formed wholly-owned subsidiary, Eastern Engineered Systems, Inc., a Delaware corporation ("EES" and with the Company, the "Company Parties") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Big 3 Holdings, LLC, a Delaware limited liability company ("Seller"), Big 3 Precision Mold Services, Inc., a Delaware corporation and wholly-owned Subsidiary of Seller ("Big 3 Mold"), and Big 3 Precision Products, Inc., a Delaware corporation and wholly owned Subsidiary of Seller ("Big 3 Products"), Industrial Design Innovations, LLC, a Delaware limited liability company and wholly-owned Subsidiary of Big 3 Products ("Design Innovations"), Sur-Form, LLC, a Delaware limited liability company and wholly-owned Subsidiary of Big 3 Products ("Sur-Form"), Associated Toolmakers Limited, a limited company formed under the laws of England and Wales and wholly-owned Subsidiary of Big 3 Mold ("Associated" and together with Big 3 Mold, Big 3 Products, Design Innovations and Sur-Form, collectively "Big 3 Precision"), TVV Capital Partners III, L.P., a Delaware limited partnership ("TVV III"), TVV Capital Partners III-A, L.P., a Delaware limited partnership ("TVV IIIA"), Alan Scheidt, ("Scheidt"), Todd Riley ("Riley"), Clinton Hyde ("Hyde," and together with TVV-III, TVV-IIIA, Scheidt and Riley, the "Seller Owners"), and Big 3 Holdings, LLC, a Delaware limited liability company, as the initial Seller Representative (the "Seller Representative"). The Seller and the Seller Owners are collectively the "Selling Parties".  On August 30, 2019, pursuant to the Stock Purchase Agreement, the Company, through EES, acquired all of the outstanding equity interests of Big 3 Precision Products and Big 3 Mold Services, and indirectly through them, all of the outstanding equity interests in Design Innovation, Sur-Form and Associated, for a purchase price of $81.7 million.

Through its two segments, Big 3 Precision Products and Big 3 Precision Mold Services, Big 3 Precision serves diverse markets including truck, automotive, plastic packaging products, packaged consumer goods and pharmaceuticals.  Big 3 Precision Products works with leading manufacturers to design and produce custom returnable packaging to integrate with their assembly processes.  Big 3 Precision Mold Services is a global leader in the design and manufacture of blow mold tools.

The Stock Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature, including covenants by the Selling Parties to indemnify the Company Parties for breaches of certain representations, warranties and covenants in the Stock Purchase Agreement. With respect to breaches of certain of these representations, warranties and covenants, the parties have agreed to customary indemnification provisions, subject to certain customary exclusions and caps.  The Company and the Seller Representative entered into an Escrow Agreement dated August 30, 2019 with Wells Fargo Bank, National Association, as escrow agent, providing for an indemnity escrow to be used to satisfy certain of the indemnification obligations of the Selling Parties (the "Escrow Agreement"). The Company Parties also obtained a representations and warranties insurance policy (the "R&W Insurance Policy") under which they may seek coverage for breaches of certain of the Seller Parties' representations, warranties and covenants in the Stock Purchase Agreement, subject to customary exclusions and retention amounts. The indemnity escrow under the Escrow Agreement and coverage under the R&W Insurance Policy will be the sole recourse for breaches of certain of Selling Parties' representations, warranties and covenants.

The Stock Purchase Agreement is filed herewith as Exhibit 2.1, the form of R&W Insurance Policy is attached as Exhibit A to the Stock Purchase Agreement, and the Escrow Agreement is filed herewith as Exhibit 2.2. The descriptions thereof set forth above have been included to provide the Company's stockholders with summary information regarding their terms and each are qualified in their entirety by the full terms of the Stock Purchase Agreement (including the R&W Insurance Policy) and Escrow Agreement filed herewith.  The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for the purposes of the Stock Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Stock Purchase Agreement, are subject to limitations and qualifications agreed upon by such parties therein and may be subject to contract standard of materiality which is different from those standards of materiality generally applicable to disclosures to  the Company's stockholders.

The Company's stockholders are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of these representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 2.03 Creation of a Direct Financial Obligation

On August 30, 2019, the Company signed a credit agreement (the "Credit Agreement") with Santander Bank, N.A., for itself, People's United Bank,  National Association. and TD Bank, N.A. as lenders, that included a $100 million term portion and a $20 million revolving commitment portion. Proceeds of the term loan were used to repay the Company's  remaining outstanding term loan (and to terminate its existing credit facility) with People's United Bank, N.A. (approximately $19 million) and to acquire Big 3. The term portion of the loan requires quarterly principal payments of $1,250,000 for an 18-month period beginning December 31, 2019. The repayment amount then increases to $1,875,000 per quarter beginning September 30, 2021 and continues through June 30, 2023. The repayment amount then increases to $2,500,000 per quarter beginning September 30, 2023 and continues through June 30, 2024. The term loan is a 5-year loan with the remaining balance due on August 30, 2024. The revolving commitment portion has an annual commitment fee of 0.25% based on the unused portion of the revolver. The revolving credit portion has a maturity date of August 30, 2024. On August 30, 2019, the Company did not borrow any funds on the revolving commitment portion of the facility. The interest rates on the term and revolving credit portion of the Credit Agreement vary.  The interest rates may vary based on the LIBOR rate plus a margin spread of 1.25% to 2.25%.  The Company's obligations under the Credit Agreement are secured by a lien on certain of the Company's  and its subsidiaries' assets pursuant to a Pledge and Security Agreement, dated August 30, 2019 with a Santander Bank, N.A., as administrative agent.

The Company's loan covenants under the Credit Agreement require the Company to maintain a senior net leverage ratio not to exceed 4.25X to 1. In addition, the Company will be required to maintain a fixed charge coverage ratio to be not less than 1.25X to 1.

On August 30, 2019, the Company entered into an interest rate swap contract with Santander Bank, N.A., with an original notational amount of $50,000,000, which was equal to 50% of the outstanding balance of the term loan on that date.  The Company has a fixed interest rate of 1.44% on the swap contract and will pay the difference between the fixed rate and LIBOR when LIBOR is below 1.44% and will receive interest when the LIBOR rate exceeds 1.44%.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On September 3, 2019, the Company issued a press release announcing its acquisition of 100% of the outstanding equity securities of Big 3 Precision Products, Inc. and Big 3 Precision Mold Services, Inc. (together, "Big 3 Precision").  A copy of the press release is being furnished as Exhibit 99.5 hereto.

The Company is also furnishing herewith presentation materials to be used in communications with investors, investment bankers and analysts as Exhibit 99.6 to this report pursuant to Item 7.01 of Form 8-K. The Company undertakes no obligation to update, alter, or otherwise revise these presentation materials, as a result of written or oral statements that may be made from time to time, whether as a result of new information, future events, or otherwise.

The information in this Item 7.01 and Exhibits 99.5 and 99.6 is being furnished under Item 7.01 of this report and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section. Further, the information in this Item 7.01 and Exhibits 99.5 and 99.6: (i) will not be deemed an admission as to the materiality of any information herein (including Exhibits 99.5 and 99.6) and (ii) will not be deemed to be incorporated by reference into the filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Financial statements are not included in this Current Report on Form 8-K and will be filed as part of the third quarter 2019 Form 10-Q to be filed on or about November 7, 2019.

(b) Pro Forma Financial Information.

Pro forma financial information statements are not included in this Current Report on Form 8-K and will be filed as part of the third quarter 2019 Form 10-Q to be filed on or about November 7, 2019.

(d) Exhibits

Exhibit Number	Exhibit Title
2.1

Stock Purchase Agreement dated August 30, 2019, among the Company, Eastern Engineered Systems, Inc., Big 3 Holdings, LLC, Big 3 Precision Mold Services, Inc., Industrial Design Innovations, LLC, Sur-Form, LLC, Associated Toolmakers Limited, TVV Capital Partners III, L.P., TVV Capital Partners III-A, L.P, Alan Scheidt, Todd Riley, Clinton Hyde  and Big 3 Holdings, LLC, as the initial Seller Representative.

2.2	This Escrow Agreement dated August 30, 2019 by and among the Company, Big 3 Holdings, LLC, and Wells Fargo Bank, National Association
99.1
Credit Agreement dated August 30, 2019 among the Company, the lenders from time to time party hereto), and Santander Bank, N.A., as the administrative agent, an LC Issuer (as there defined), and as the Swing Line Lender (as therein defined).

99.2
Pledge and Security Agreement, dated August 30, among the Company, certain of its Subsidiaries (as defined therein), and Santander Bank, N.A., as administrative agent  for the benefit of the Secured Creditors (as defined therein)

99.3	ISDA Master Agreement between the Company and Santander Bank, N.A., dated August 30, 2019 (the "ISDA Master Agreement")
99.4	ISDA Schedule to the ISDA Master Agreement between the Company and Santander Bank, N.A., dated August 30, 2019
99.5	Press release issued on September 3, 2019, announcing the closing of the Acquisition under the Securities Purchase Agreement
99.6	Investor Presentation, September 3, 2019 at 4:30 P.M. EST

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: September 3, 2019	By: /s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer